UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2015

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Agreement

Indenture and 6.00% Second Priority Senior Secured Notes due 2022

On October 1, 2015 (the “Issue Date”), Berry Plastics Escrow Corporation (the “Escrow Issuer”) issued $400 million aggregate principal amount of 6.00% second priority senior secured notes due 2022 (the “New Notes”) pursuant to an indenture, dated as of October 1, 2015, between the Escrow Issuer and U.S. Bank, National Association as trustee (the “Indenture”). Also on the Issue Date, Berry Plastics Corporation (“BPC”) assumed the obligations of the Escrow Issuer under the Indenture and the New Notes, and the Escrow Issuer was released. BPC is a wholly owned direct subsidiary of Berry Plastics Group, Inc. (“Berry Group”), and the Escrow Issuer is a wholly owned subsidiary of BPC. On the Issue Date, Berry Group, BPC and certain of its subsidiaries (the “Subsidiary Guarantors”, and together with Berry Group, the “Guarantors”), which include certain of the entities acquired as a result of the transaction (the “Avintiv Transaction”) described in Item 2.01 of this Current Report on Form 8-K (the “Avintiv Guarantors”), became parties to the Indenture. In addition, in accordance with the terms of certain of BPC’s other outstanding indebtedness, the Avintiv Guarantors became guarantors of such indebtedness, and certain of their assets became subject to security interests in favor of the lenders of such indebtedness.

The New Notes are senior obligations of BPC, have the benefit of the second priority security interest in the Second Priority Collateral described below and will mature on October 15, 2022. The New Notes bear interest at a rate of 6.00% per annum, payable semiannually, in cash in arrears, on April 15 and October 15 of each year, commencing on April 15, 2016, to holders of record at the close of business on April 1 or October 1, as the case may be, immediately preceding the interest payment date.

On or after October 15, 2018, BPC may redeem the New Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

In addition, prior to October 15, 2018, BPC may redeem the New Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 15, 2018, BPC may redeem in the aggregate up to 40% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of additional New Notes) with the net cash proceeds of one or more equity offerings by BPC or by any direct or indirect parent of BPC, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of BPC or used to purchase capital stock of BPC from it, at a redemption price (expressed as a percentage of principal amount thereof) of 106.000%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of additional New Notes) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of New Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at BPC’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related equity offering.

The New Notes are fully and unconditionally guaranteed, jointly and severally, on a second priority senior secured basis, by the Subsidiary Guarantors. In addition, the New Notes are fully and unconditionally guaranteed on a senior unsecured basis by Berry Group. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the New Notes.

The New Notes and the subsidiary guarantees thereof are unsubordinated obligations of BPC and the Subsidiary Guarantors, are secured by a second priority security interest in substantially all of the assets of BPC and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions, and rank equally in right of payment to all existing and future unsubordinated indebtedness of BPC and each of the Subsidiary Guarantors that are subsidiaries of BPC. The right of holders of the New Notes to receive proceeds of the collateral is contractually junior to the rights of holders of BPC’s obligations under its senior secured credit facilities, and is contractually equal to the rights of holders of BPC’s existing second priority senior secured notes.

Upon the occurrence of certain changes of control of BPC, each holder of New Notes will have the right to require BPC to repurchase all or any part of such holder’s New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any qualifying change of control event, except to the extent that BPC has previously elected to redeem the New Notes as described above, BPC shall mail or send electronically a notice to each holder with a copy to the trustee.

The Indenture contains a number of restrictive covenants, including those relating to the following:

(1)	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;

(2)	Limitation on Restricted Payments;

(3)	Dividend and Other Payment Restrictions Affecting Subsidiaries;

(4)	Asset Sales;

(5)	Transactions with Affiliates;

(6)	Liens;

(7)	Reports and Other Information;

(8)	Future Subsidiary Guarantors;

(9)	Amendment of Security Documents; and

(10)	After-Acquired Property.

The Indenture provides that BPC may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not BPC is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain conditions are met.

Upon the occurrence of certain events of default specified in the Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding New Notes may become due and payable immediately.

The foregoing description of the New Notes and the Indenture governing the New Notes is qualified in its entirety by reference to the actual text of the Indenture governing the New Notes (including the forms of New Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On October 1, 2015, BPC, the Guarantors and the initial purchasers of the New Notes entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the New Notes. The following is a brief description of the terms of the Registration Rights Agreement and is qualified by reference to the terms of the Registration Rights Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined in this section shall have the meanings specified in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, BPC, and the Guarantors will agree to use their commercially reasonable efforts to (x) within 220 days of October 1, 2015, file with the Commission and (y) within 270 days of October 1, 2015, cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the New Notes for registered notes with terms identical to the New Notes (except that the New Notes will not be subject to restrictions on transfer or to any increase in interest rate as described below) (the “Exchange Notes”). Following the effectiveness of the exchange offer registration statement, BPC, and the Guarantors will offer to the holders who are able to make certain representations the opportunity to exchange their New Notes for Exchange Notes.

If, with respect to the New Notes:

(1)	BPC, Berry Group and the Subsidiary Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)	any holder notifies us prior to the 20th day following consummation of the exchange offer that:

(a) it is prohibited by law or SEC policy from participating in the exchange offer;

(b) it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales;

(c) it is a broker-dealer and owns New Notes acquired directly from us or our affiliate,

BPC and the Guarantors will be obligated, with respect to the New Notes, to file with the SEC a shelf registration statement (the “Shelf Registration”) to cover resales of the New Notes, by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration.

BPC and the Guarantors will use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

The Registration Rights Agreement provides that:

(1)	unless the exchange offer would not be permitted by applicable law or SEC policy, BPC and the Guarantors will use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after October 1, 2015;

(2)	unless the exchange offer would not be permitted by applicable law or SEC policy, BPC and the Guarantors will commence the exchange offer; and

(3)	if obligated to file the shelf registration statement, BPC and the Guarantors will file the Shelf Registration with the SEC on or prior to 220 days after such filing obligation arises and will use their commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 270 days after such obligation arises.

Additionally, the Registration Rights Agreement provides that, if:

(1)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(2)	BPC and the Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(3)	the Shelf Registration or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, in connection with resales or exchanges of the New Notes, respectively, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then BPC and the Guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of the New Notes held by such holder, as applicable. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such New Notes, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such New Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Incremental Term Loans

On October 1, 2015, Berry Group, BPC and certain of its subsidiaries entered into an Incremental Assumption Agreement and Amendment with Credit Suisse AG, Cayman Islands Branch, as the Incremental Term Lender and as the Administrative Agent to borrow an incremental amount of $2,100,000,000 under Berry’s existing term loan credit agreement. The loans borrowed on such date (the “Term F Loans”) bear interest at the option of BPC at LIBOR plus 3.00% per annum with a LIBOR floor of 1.00% per annum or the Alternate Base Rate plus 2.00% per annum. The Term F Loans mature on October 1, 2022 and are subject to customary amortization. If certain specified repricing events occur prior to April 1, 2016, BPC will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the Term F Loans subject to such repricing event.

The proceeds of the Term F Loans were used to fund a portion of the cash consideration due in respect of the Avintiv Transaction, to pay off or otherwise satisfy certain outstanding Avintiv indebtedness, and to pay costs and expenses of the Avintiv Transaction.

The Incremental Assumption Agreement and Amendment amended BPC’s existing Term Credit Agreement to, among other things, include limited condition acquisition provisions for future acquisitions; increase the total net first lien net leverage ratio applicable to the incurrence of certain secured indebtedness and related liens from 3.75 to 1.0, to 4.0 to 1.0; increase the threshold at which real property mortgages must be granted, from $5 million to $10 million; and permit the release of existing mortgages on real property with a value below $10 million.

BPC’s existing revolving credit agreement, which already included the latter two provisions, was also amended to incorporate the limited condition acquisition and total net first lien net leverage ratio modifications described above.

Item 2.01	Material Acquisitions or Dispositions

On October 1, 2015, Berry Group completed its previously announced acquisition of AVINTIV Inc. (“Avintiv”), for a purchase price of approximately $2.45 billion in cash on a debt-free, cash-free basis (the “Merger”). The Merger was funded with the proceeds from the New Notes and the Term F Loans described in Item 1.01 of this Current Report on Form 8-K.

Avintiv is one of the world’s leading developers, producers, and marketers of specialty materials used in infection prevention, personal care, and high-performance solutions. With its 23 location in 14 countries, Avintiv primarily manufactures nonwovens, which are fabric-like, value-added materials produced from polypropylene and other resins, along with natural and synthetic fibers and other components

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired.

Berry Group intends to file the unaudited consolidated financial statements of AVINTIV Inc. no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed

(b) Pro forma financial information

Berry Group intends to file unaudited pro forma combined condensed financial information reflecting the acquisition no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibits

4.1	Indenture, by and between Berry Plastics Escrow Corporation, as Issuer, and U.S. Bank National Association, as Trustee, relating to the 6.00% second priority senior secured notes due 2022, dated October 1, 2015.

4.2	First Supplemental Indenture, dated as of October 1, 2015, by and between Berry Plastics Corporation, Berry Plastics Group, Inc., the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation, as Issuer, and U.S. Bank, National Association, as Trustee, relating to the 6.00% second priority senior secured notes due 2022, dated October 1, 2015.

4.3	Registration Rights Agreement, by and between Berry Plastics Corporation, Berry Plastics Group, Inc., each subsidiary of Berry Plastics Corporation identified therein, and Goldman, Sachs & Co., and Credit Suisse, on behalf of themselves and as representatives of the initial purchasers, relating to the 6.00% first priority senior secured notes due 2022, dated October 1, 2015.

99.1	Press Release of Berry Plastics Group, Inc., dated October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: October 6, 2015	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President and General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description of Exhibits

4.1	Indenture, by and between Berry Plastics Escrow Corporation, as Issuer, and U.S. Bank National Association, as Trustee, relating to the 6.00% second priority senior secured notes due 2022, dated October 1, 2015.

4.2	First Supplemental Indenture, dated as of October 1, 2015, by and between Berry Plastics Corporation, Berry Plastics Group, Inc., the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation, as Issuer, and U.S. Bank, National Association, as Trustee, relating to the 6.00% second priority senior secured notes due 2022, dated October 1, 2015.

4.3	Registration Rights Agreement, by and between Berry Plastics Corporation, Berry Plastics Group, Inc., each subsidiary of Berry Plastics Corporation identified therein, and Goldman, Sachs & Co., and Credit Suisse, on behalf of themselves and as representatives of the initial purchasers, relating to the 6.00% first priority senior secured notes due 2022, dated October 1, 2015.

99.1	Press Release of Berry Plastics Group, Inc., dated October 1, 2015.